UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2010

FUELCELL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14204	06-0853042
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

There were three matters submitted to a vote of securities holders at the FuelCell Energy, Inc. Annual Shareholders’ Meeting, which was held on March 25, 2010. Following are the three proposals:

(1) To elect nine directors to serve for the ensuing year and until their successors are duly elected and qualified.

The results of the voting were as follows:

NAME OF DIRECTOR	VOTES FOR	VOTES WITHHELD
R. Daniel Brdar	48,349,963	1,577,853
Richard A. Bromley	48,610,135	1,317,681
James Herbert England	48,478,175	1,449,641
James D. Gerson	48,595,508	1,332,308
Thomas L. Kempner	48,552,890	1,374,926
William A. Lawson	48,403,679	1,524,137
George K. Petty	48,454,715	1,473,101
John A. Rolls	48,630,382	1,297,434
Togo Dennis West, Jr.	48,438,703	1,489,112

(2) To ratify the selection of KPMG LLP as the independent registered public accounting firm for fiscal year 2010.

The results of the voting were as follows:

VOTES FOR	64,808,376
VOTES AGAINST	623,076
ABSTAINED	253,193

(3) To adopt the 2010 FuelCell Energy, Inc. Equity Incentive Plan.

The results of the voting were as follows:

VOTES FOR	36,468,216
VOTES AGAINST	12,981,431
ABSTAINED	478,168

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: March 29, 2010	By:	/s/ Joseph G. Mahler

Joseph G. Mahler
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

3